                                                                    EXHIBIT 99.1






FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS FIRST QUARTER 2003 RESULTS

    -   NET SALES INCREASE 16.7 PERCENT FROM FIRST QUARTER 2002
    -   RETAIL MARKET ACTIVITY FUELS CONTINUED GROWTH FOR LAMSON HOME PRODUCTS
    -   HIGHER PRICES AND GREATER VOLUME LEAD TO IMPROVEMENT IN PVC PIPE SEGMENT

        CLEVELAND, Ohio, April 30, 2003 - Lamson & Sessions (NYSE:LMS) today reported net sales of $79.4 million in the first quarter of 2003, an increase of
16.7 percent compared with the first quarter of 2002. Despite very slow sales order activity in January and February, the Company's net sales grew strongly in March, reflecting a robust residential construction market and market-share growth in the retail market. The Company's first quarter contained 14 weeks in 2003 compared with 13 weeks in 2002, which accounted for approximately $5 million of the net sales increase for the quarter.

        The Company's net income of $226,000, or 2 cents per diluted share, in the first quarter of 2003, compared favorably with the net loss of $756,000, or 5 cents per diluted share, incurred in the first quarter of 2002, before the cumulative effect of accounting principle of $46.3 million, or $3.36 per diluted share, for the implementation of FAS 142, "Goodwill and Other Intangible Assets."

        "We are pleased to report revenue growth in this challenging economic environment," said John B. Schulze, Chairman, President and Chief Executive Officer. "While our earnings are modest, we believe that they will continue to strengthen and meet our expectations of 10 to 15 percent growth for the year. This estimate is based on expected improvements in some of our markets, combined with our continuing market strengths and the ongoing effects of our operational improvements and cost controls."

Business Segments:

        The Company's three business segments' performance reflected a combination of sluggish and improving market conditions. Carlon's net sales decreased by $1 million, or about 3 percent, from the first quarter of 2002, which reflects the continuing weakness of the commercial and telecommunications construction markets. This decrease was partially offset by strength in the residential construction market. Lamson Home Products net sales increased by $2.3 million, or 13.9 percent, due to continued stability in retail market activity and market share improvement. The PVC Pipe business segment grew strongly by

$10.1 million, or 60.1 percent, over the prior-year first quarter. This improvement was a result of higher prices and improved volume. The Company experienced steady increases in the cost of polyvinyl chloride ("PVC") resin each month in the first quarter. These increases have been passed on to customers through higher selling prices. Volume improved late in the quarter as customers began to build inventories for the spring construction season.

        The trend of rising PVC resin costs is expected to continue through the second quarter before subsiding. Although pricing has improved, the market is very competitive and uneven in terms of timing and impact on margins. The PVC Pipe segment reported an operating loss of $701,000 for the first quarter of 2003, which is less than losses reported in the first and fourth quarters of 2002.

Operating Expenses/Cash Flow/Market Capitalization:

        Operating expenses remain well under control at 13.4 percent of net sales, two full points below the 15.4 percent reported in the first quarter of 2002.

        Cash used in operating activities in the first quarter of 2003 totaled $7.1 million, primarily due to the increase in accounts receivable reflecting the growth in net sales. Working capital grew $10 million in the quarter, which is a normal pattern in the first quarter as seasonal inventory and sales growth regularly occur in March. Working capital is $1.7 million below the level reported in last year's first quarter.

        "We're pleased to report that our market capitalization was above $50 million for the 30-day trading period ending April 24, 2003," said James J. Abel, Executive Vice President and Chief Financial Officer. "This means we have met one of the two criteria for continued listing on the New York Stock Exchange (the "Exchange"). As we announced January 7, 2003, the Exchange accepted our business plan, subject to quarterly monitoring by the Exchange. The plan outlines steps we are taking to attain shareholders' equity of at least $50 million and a market capitalization of at least $50 million over a 30-day period, by the end of the first quarter in 2004. Though we still have work to do to increase shareholders' equity, the recent improvement in our market cap is encouraging."

Conference Call:

        A live Internet broadcast of the Company's conference call regarding its first-quarter results can be accessed via the Investor Relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Wednesday, April 30, 2003, and will be archived for 90 days thereafter.

         Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

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        This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, (iv) the continued availability and reasonable terms of bank financing, and (v) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.

FOR FURTHER INFORMATION, PLEASE CONTACT:
James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557

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



                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)

                                                                                 FIRST QUARTER ENDED
                                                             -----------------------------------------------------
                                                                2003                         2002
                                                             -----------                  -----------
NET SALES                                                     $  79,445        100.0%       $ 68,083        100.0%

COST OF PRODUCTS SOLD                                            66,174         83.3%         56,604         83.1%
                                                             -----------                  -----------

GROSS PROFIT                                                     13,271         16.7%         11,479         16.9%

OPERATING EXPENSES                                               10,677         13.4%         10,424         15.4%
                                                             -----------                  -----------

OPERATING INCOME                                                  2,594          3.3%          1,055          1.5%

INTEREST                                                          2,213          2.8%          2,411          3.5%
                                                             -----------                  -----------
INCOME (LOSS) BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE                                              381          0.5%         (1,356)        -2.0%

INCOME TAX PROVISION (BENEFIT)                                      155          0.2%           (600)        -0.9%
                                                             -----------                  -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE                                 226          0.3%           (756)        -1.1%

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF INCOME TAX OF $13,750                             -          0.0%        (46,250)       -67.9%
                                                             -----------                  -----------

NET INCOME (LOSS)                                             $     226          0.3%      $ (47,006)       -69.0%
                                                             ===========                  ===========
BASIC EARNINGS (LOSS) PER SHARE:

EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF                   $    0.02                      $ (0.05)
  CHANGE IN ACCOUNTING PRINCIPLE

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                               -                        (3.36)
                                                             -----------                  -----------

NET EARNINGS (LOSS)                                           $    0.02                      $ (3.41)
                                                             ===========                  ===========

AVERAGE SHARES OUTSTANDING                                       13,783                       13,778
                                                             ===========                  ===========
DILUTED EARNINGS (LOSS) PER SHARE:

EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF                   $    0.02                      $ (0.05)
  CHANGE IN ACCOUNTING PRINCIPLE

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                               -                        (3.36)
                                                             -----------                  -----------

NET EARNINGS (LOSS)                                           $    0.02                      $ (3.41)
                                                             ===========                  ===========

DILUTED AVERAGE SHARES OUTSTANDING                               13,789                       13,778
                                                             ===========                  ===========



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                           THE LAMSON & SESSIONS CO.
                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                (IN THOUSANDS)

                                                           QUARTER ENDED             YEAR ENDED                 QUARTER ENDED
                                                           APRIL 5, 2003          DECEMBER 28, 2002              MARCH 30, 2002
                                                         ---------------          -----------------             ----------------
ACCOUNTS RECEIVABLE, NET                                  $      42,458             $       36,686               $       37,071

INVENTORIES, NET                                                 37,227                     32,230                       40,050

OTHER CURRENT ASSETS                                             14,700                     15,848                       11,935

PROPERTY, PLANT AND EQUIPMENT, NET                               50,408                     51,749                       55,783

GOODWILL                                                         21,558                     21,558                       21,666

PENSION ASSETS                                                   30,665                     30,882                       24,026

OTHER ASSETS                                                     23,946                     24,752                       31,878
                                                         ---------------           ----------------             ----------------

TOTAL ASSETS                                              $     220,962             $      213,705               $      222,409
                                                         ===============           ================             ================


ACCOUNTS PAYABLE                                          $      28,142             $       21,209               $       19,110

OTHER CURRENT LIABILITIES                                        35,570                     42,903                       37,564

LONG-TERM DEBT                                                   91,766                     84,350                      106,100

OTHER LONG-TERM LIABILITIES                                      28,927                     29,067                       25,116

SHAREHOLDERS' EQUITY                                             36,557                     36,176                       34,519
                                                         ---------------           ----------------             ----------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                  $     220,962             $      213,705               $      222,409
                                                         ===============           ================             ================


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                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                 (IN THOUSANDS)


                                                          FIRST QUARTER ENDED
                                                         --------------------
                                                           2003        2002
                                                         --------    --------
OPERATING ACTIVITIES
  NET INCOME (LOSS)                                      $    226    $(47,006)
  ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO CASH
    USED IN OPERATING ACTIVITIES:
   CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE         --      46,250
   DEPRECIATION                                             2,289       2,640
   AMORTIZATION                                               400         400
   DEFERRED INCOME TAXES                                      109        (600)
   NET CHANGE IN WORKING CAPITAL ACCOUNTS:
    ACCOUNTS RECEIVABLE                                    (5,772)      2,133
    INVENTORIES                                            (4,997)      2,033
    PREPAID EXPENSES AND OTHER                                250         274
    ACCOUNTS PAYABLE                                        6,933      (2,865)
    ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES         (7,050)     (2,981)
   OTHER LONG-TERM ITEMS                                      510        (754)
                                                         --------    --------
CASH USED IN OPERATING ACTIVITIES                          (7,102)       (476)

INVESTING ACTIVITIES
  NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT            (948)       (552)
  ACQUISITIONS AND RELATED ITEMS                             (250)       (250)
                                                         --------    --------
CASH USED IN INVESTING ACTIVITIES                          (1,198)       (802)

FINANCING ACTIVITIES
  NET BORROWINGS UNDER SECURED CREDIT AGREEMENT             7,600       2,000
  PAYMENT ON OTHER LONG-TERM BORROWINGS                      (198)       (161)
                                                         --------    --------
CASH PROVIDED BY FINANCING ACTIVITIES                       7,402       1,839
                                                         --------    --------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS             (898)        561

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              1,496         165
                                                         --------    --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD               $    598    $    726
                                                         ========    ========


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                           THE LAMSON & SESSIONS CO.
                               BUSINESS SEGMENTS
                                 (In thousands)

                                                            First Quarter Ended
                                                    -----------------------------------
                                                           2003                2002
                                                    ---------------       -------------
NET SALES
   CARLON                                             $     33,979         $    34,991
   LAMSON HOME PRODUCTS                                     18,564              16,292
   PVC PIPE                                                 26,902              16,800
                                                     --------------       -------------
                                                      $     79,445         $    68,083
                                                     ==============       =============

OPERATING INCOME (LOSS)
   CARLON                                             $      2,006         $     3,157
   LAMSON HOME PRODUCTS                                      2,623               1,993
   PVC PIPE                                                   (701)             (2,764)
   CORPORATE OFFICE                                         (1,334)             (1,331)
                                                     --------------       -------------
                                                      $      2,594         $     1,055
                                                     ==============       =============

DEPRECIATION AND AMORTIZATION
   CARLON                                             $      1,727         $     1,946
   LAMSON HOME PRODUCTS                                        433                 524
   PVC PIPE                                                    529                 570
                                                     --------------       -------------
                                                      $      2,689         $     3,040
                                                     ==============       =============



        TOTAL ASSETS BY BUSINESS SEGMENT AT APRIL 5, 2003 AND MARCH 30, 2002

                                                     APRIL 5, 2003       DECEMBER 28, 2002
                                                     --------------      -----------------
IDENTIFIABLE ASSETS
   CARLON                                             $     84,803         $    83,750
   LAMSON HOME PRODUCTS                                     29,322              27,222
   PVC PIPE                                                 41,738              35,862
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)                     65,099              66,871
                                                     --------------       --------------
                                                      $    220,962         $    213,705
                                                     ==============       ==============



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